EXHIBIT 10.11
ROLLOVER AGREEMENT
     This Rollover Agreement (this “Agreement”) is made as of                             , 2006 by and between West Corporation, a Delaware Corporation (the “Company”), and                             (the “Rolling Participant”).
PRELIMINARY STATEMENTS
     A. The Company has entered into an Agreement and Plan of Merger, dated as of May 31, 2006 (as amended, the “Recapitalization Agreement”), by and between Omaha Acquisition Corp., a Delaware corporation (“Newco”), and the Company. Capitalized terms used and not otherwise defined in this Agreement are used herein as defined in the Recapitalization Agreement.
     B. Pursuant to the Recapitalization Agreement, Newco will be merged with and into the Company (the “Merger”) and each issued and outstanding share of Common Stock, par value $0.01 per share, of the Company (the “Company Common Stock” or the “Old West Shares”), other than Founder Shares, Rollover Shares, and Dissenting Shares, will be converted into the right to receive cash in an amount equal to $48.75 per share.
     C. Pursuant to West’s Amended and Restated 1996 Stock Incentive Plan and 2006 Stock Incentive Plan (the “Option Plans”), the Company has issued options (“Company Stock Options”) to purchase Company Common Stock, all of which will become fully vested and exercisable in connection with the Merger. Except as permitted by Newco with respect to certain executives of the Company, including the Rolling Participant, each Company Stock Option outstanding at the time of the Merger will be cancelled at the effective time of the Merger, and the holder of such Company Stock Option will become entitled to receive in respect thereof a cash payment equal to the applicable “spread value” of such option calculated in accordance with Section 7.2(a) of the Recapitalization Agreement, subject to applicable tax withholding. Pursuant to the terms of this Agreement, Newco and the Company have agreed to permit the Rolling Participant instead to convert certain of the Company Stock Options held by the Rolling Participant into options to purchase shares of common stock of the Surviving Corporation, each of which shall be issued in “strips” of eight (8) shares of Class A Common Stock and one (1) share of Class L Common Stock of the Surviving Corporation (“New West Shares”).
     D. On the Closing Date, the Surviving Corporation intends to adopt a new stock option plan, substantially in the form attached hereto as Exhibit A, and to issue options to purchase common stock of the Surviving Corporation pursuant to option agreements substantially in the form attached hereto as Exhibit B.
     E. Pursuant to the Company’s Restated Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”), accounts maintained on behalf of certain participants are currently credited with units measured by the value of an equal number of shares of Company Common Stock (“Old West Share Units”). Except as permitted by Newco with respect to certain executives of the Company, including the Rolling Participant, the Company intends to amend the Deferred Compensation Plan to convert all Old West Share Units credited to the account of each participant in the Deferred Compensation Plan into units measured by the value of notional mutual fund investments designated by such participant. Pursuant to the terms of this Agreement, Newco and the Company have agreed to permit the Rolling Participant instead to make a special one-time election that certain of the Old West Share Units and other amounts credited to the Rolling Participant’s account under the Deferred Compensation Plan be converted into units measured by the value of New West Shares (“New West Share Units”). In addition, Newco and the Company have agreed to amend the Deferred Compensation Plan to permit participants to change the payment date of the portion of their Deferred Compensation Plan account that would otherwise become payable on or after January 1, 2007, to a date as soon as reasonably practicable after January 1, 2007, but in no event later than March 15, 2007.
     F. Set forth on Schedule I hereto is a list of
          i. the Company Stock Options held by the Rolling Participant as of the date hereof and
          ii. the number of Old West Share Units and all other amounts credited to the Rolling Participant’s account under the Deferred Compensation Plan.
     G. As contemplated by the Recapitalization Agreement, Newco and the Company have agreed to allow the Rolling Participant, and the Rolling Participant has decided to elect, to forego the cancellation of all or a portion of his or her Old West Shares and/or Company Stock Options in exchange for the cash payments described above and the conversion of Old West Share Units into units measured by the value of notional mutual fund investments, and instead (subject to entering into a Stockholder Agreement and Registration Rights Agreement (each as defined herein)) (a) to convert all or a portion of his or her Old West Shares into New West Shares as of the effective time of the Merger, (b) to convert all or a portion of the Company Stock Options that are exercisable immediately prior to the effective time of the Merger (without giving effect to any acceleration of vesting arising as a result of the transactions contemplated by the Recapitalization Agreement) and are scheduled by their original terms to expire after December 31, 2008 into options to purchase New West Shares as of the effective time of the Merger and (c) to convert the Old West Share Units or any other amount credited to the Rolling Participant’s account under the Deferred Compensation Plan into New West Share Units as of the effective time of the Merger. This Agreement memorializes the terms of such elections by the Rolling Participant.
AGREEMENT
     NOW, THEREFORE, subject to the consummation of the Closing contemplated by the Recapitalization Agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          1. Cancellation and Exchange of Old West Shares

     The Rolling Participant holds certain Old West Shares. The Rolling Participant hereby agrees that the Company will, at the effective time of the Merger, cancel all of the Rolling Participant’s Old West Shares; and in consideration for the cancellation of and the Rolling Participant’s surrender of rights under such Old West Shares:
     (a) Cashout Portion. With respect to the Old West Shares (if any) other than those which the Rolling Participant has elected to exchange for New West Shares (as indicated on Schedule I hereto), the Rolling Participant will receive cash in an amount equal to the product of (x) the number of such Old West Shares and (y) $48.75 (the “Cancelled Old Shares Payment”) minus (z) all applicable federal, state, and local taxes required to be withheld by the Surviving Corporation.
     (b) Rollover Portion. With respect to the Old West Shares (if any) which the Rolling Participant has elected to exchange for New West Shares (as indicated on Schedule I hereto), the Rolling Participant will receive from the Surviving Corporation the New West Shares as set forth on Schedule I hereto. The Rolling Participant agrees that as a condition to receiving such New West Shares, he or she will be required to enter into the stockholder agreement and a registration rights and coordination agreement to be entered into on the Closing Date among the Company and its stockholders (respectively, the “Stockholder Agreement” and “Registration Rights Agreement”), which will include terms described on Exhibit C hereto.
          2. Conversion of Company Stock Options
     The Rolling Participant holds the Company Stock Options identified on Schedule I hereto. The Rolling Participant hereby agrees that the Company will, at the effective time of the Merger, convert all of the Rolling Participant’s Company Stock Options into a right to receive a cash payment and/or substitute options to purchase New West Shares as follows:
     (a) Cashout Portion. With respect to each Company Stock Option (if any) which the Rolling Participant has elected to exchange for a cash payment (as indicated on Schedule I hereto), the Rolling Participant will receive cash from the Surviving Corporation in an amount equal to the product of (x) the number of Old West Shares subject to such Company Stock Option and (y) the excess, if any, of $48.75 over the exercise price per share of Old West Shares subject to such Company Stock Option (the “Cancelled Option Payment Amount”), minus (z) all applicable federal, state, and local taxes required to be withheld by the Surviving Corporation.
     (b) Rollover Portion. With respect to each Company Stock Option (if any) which the Rolling Participant has elected to convert into an option to purchase New West Shares (as indicated on Schedule I hereto), the Rolling Participant will receive from the Surviving Corporation substitute options to purchase New West Shares (“Substitute Options”) having the terms described on Schedule I hereto (which are calculated to preserve the intrinsic aggregate

“spread value” of the Company Stock Options in respect of which such Substitute Options are issued), which Substitute Options will in each case have a term (i.e., period during which it may be exercised) equal to the remaining term of the Company Stock Option with respect to which such rollover option is issued. Attached hereto as Exhibit B is a form of the Substitute Options to be issued by the Surviving Corporation. All Substitute Options will be subject to the terms and conditions of a stock option plan, substantially in the form attached hereto as Exhibit A (the “New Stock Option Plan”). The Rolling Participant agrees that as a condition to receiving such Substitute Option (and as a condition to exercising such Substitute Option) he or she will be required to enter into the Stockholder Agreement and Registration Rights Agreement.
The Surviving Corporation shall be entitled to withhold from the Cancelled Option Payment Amount the amount of any applicable withholding obligations, including, without limitation, any withholding obligations with respect to federal, state, local, foreign or other Taxes in connection with such Cancelled Option Payment Amount.
          3. Conversion of Deferred Compensation Account
     The amounts credited to the Rolling Participant’s account under the Deferred Compensation Plan, including all Old West Share Units, are identified on Schedule I hereto. The Rolling Participant hereby agrees that the Company will, at the effective time of the Merger, convert the portion of the Rolling Participant’s Deferred Compensation Plan account currently invested in Old West Share Units into units measured by the value of the mutual funds available under the Deferred Compensation Plan (“Mutual Fund Units”) and/or into New West Share Units as follows:
     (a) Conversion of Old West Share Units to Mutual Fund Units. With respect to the Old West Share Units that the Rolling Participant has elected to convert into Mutual Fund Units (as indicated on Schedule I hereto), the Rolling Participant’s account under the Deferred Compensation Plan will be reduced by the number of such Old West Share Units, and an amount equal to the number of such Old West Share Units multiplied by $48.75 shall be allocated among the Mutual Fund Units in the percentages elected by the Rolling Participant with respect to the remainder of his or her account.
     (b) Conversion of Old West Share Units to New West Share Units. With respect to the Old West Share Units credited to the Rolling Participant’s account under the Deferred Compensation Plan that the Rolling Participant has elected to convert into New West Share Units (as indicated on Schedule I hereto), the Rolling Participant’s Deferred Compensation Account shall be reduced by the number of such Old West Share Units, and shall be credited with the number of New West Share Units set forth on Schedule I hereto.
     (c) Conversion of Mutual Fund Units to New West Share Units. With respect to the amount credited to the Rolling Participant’s account under the Deferred Compensation Plan, other than Old West Share Units, that the Rolling

Participant has elected to convert into New West Share Units (as indicated on Schedule I hereto), the Rolling Participant’s Mutual Fund Units credited to such account shall be reduced proportionately by such amount, and such account shall be credited with the number of New West Share Units set forth on Schedule I hereto.
          4. Rolling Participant’s Representations, Warranties, and Covenants.
     As a material inducement to the Company to enter into this Agreement and to Newco to acknowledge and approve the transactions contemplated hereby, the Rolling Participant hereby represents, warrants, and covenants to Newco and the Company that:
     (a) Ownership of Securities. The Rolling Participant holds and is the owner of the aggregate number of Old West Shares, Company Stock Options and Old West Share Units set forth on Schedule I hereto. Such Old West Shares, Company Stock Options and Old West Share Units are held free and clear of all mortgages, liens, licenses, pledges, charges, claims, security interests, encumbrances, agreements, rights of first refusal, options or restrictions of any kind whatsoever (including, without limitation, restrictions on the right to sell or otherwise dispose of such Old West Shares, Company Stock Options or Old West Share Units) or other defects in title (other than (i) restrictions on transfers of securities imposed by applicable state and federal securities laws and (ii) restrictions contained in the Option Plan or Deferred Compensation Plan, none of which restrictions will impede, affect or have any continuing effectiveness after the consummation of the transactions contemplated by this Agreement).
     (b) Authorization. The Rolling Participant has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Rolling Participant and constitutes a legal, valid and binding obligation of the Rolling Participant, enforceable against the Rolling Participant in accordance with its terms. In the event the Rolling Participant is married and the Old West Shares, Company Stock Options or Old West Share Units constitute community property or otherwise would require spousal or other approval for any provision of this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by the Rolling Participant’s spouse or such other person and constitutes a legal, valid and binding obligation of the Rolling Participant’s spouse or such other person, enforceable against such spouse or other person in accordance with its terms. No trust of which the Rolling Participant is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
     (c) No Breach. None of the execution and delivery by the Rolling Participant of this Agreement nor the performance by the Rolling Participant of his or her obligations hereunder nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute (with or without due notice or lapse of time or both) a default under (or give rise to any right of termination, cancellation or acceleration or obligation to repurchase, repay, redeem or acquire or any similar right or obligation), (iii) result in a violation of, or (iv) require any authorization, consent, approval, exemption or other action by, or notice to, any court or administrative or governmental body or any other person or entity pursuant to, any law, statute, rule or regulation to which the Rolling Participant is subject, or any agreement, instrument, order, judgment or decree to which the Rolling Participant is a party or by which he or she is bound.
     (d) Litigation. There is no action, suit, charge, complaint, or proceeding pending against, or to the knowledge of the Rolling Participant, threatened against, the Rolling Participant which would have a material adverse effect on the ability of the Rolling Participant to consummate the transactions contemplated hereby. The Rolling Participant is not subject to any judgment, decree, injunction or order of any court, except for such decrees, injunctions or orders which do not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Rolling Participant to consummate the transactions contemplated hereby.
     (e) Investment. The Rolling Participant is acquiring New West Shares, Substitute Options and/or New West Share Units for his or her own account, solely for the purpose of investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such interest (or any interest therein) in violation of the federal securities laws or any applicable foreign or state securities law. The Rolling Participant is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Rolling Participant understands that the holding of New West Shares, Substitute Options and/or New West Share Units involves substantial risk. The Rolling Participant has experience as an investor in securities and equity interests of companies such as the Company and acknowledges that he or she can bear the economic risk of his or her investment (which may be for an indefinite period) in New West Shares, Substitute Options and/or New West Share Units (and in any shares issued upon any future exercise or distribution thereof) and the Rolling Participant has such knowledge and experience in financial or business matters that the Rolling Participant is capable of evaluating the merits and risks of his or her investment in the Company. The Rolling Participant understands that the New West Shares, Substitute Options and New West Share Units have not been registered under the Securities Act or under the securities act of any state on the basis that the sale provided hereunder is exempt from the registration provisions thereof. The Rolling Participant has reviewed the materials provided to him or her in connection with the election to cashout or roll over shares, options and/or share units as contemplated hereby and has had an opportunity to ask questions of the Company regarding such matters, as well as regarding the Recapitalization Agreement, the transactions (including the Merger and related debt financing transactions) contemplated thereby, and the Stockholder Agreement and

Registration Rights Agreement. The Rolling Participant acknowledges that none of the New West Shares, Substitute Options or New West Share Units, or any shares issued upon exercise or distribution thereof, may be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provisions of applicable state securities laws or pursuant to an applicable exemption therefrom. The Rolling Participant further acknowledges that his or her rights and interests under and with respect to the New West Shares, Substitute Options, New West Share Units and shares issued upon any exercise or distribution thereof will be subject to the terms and conditions of the New Stock Option Plan (as applicable), the Deferred Compensation Plan (as applicable), the Stockholder Agreement and the Registration Rights Agreement. The Rolling Participant acknowledges that his or her investment in the New West Shares, Substitute Options and/or New West Share Units has not been accomplished by the publication of any advertisement.
          5. Indemnification.
     The Rolling Participant shall indemnify, defend and hold harmless Newco and the Company (as the Surviving Corporation) from and against any and all claims, losses, liabilities, costs, expenses, obligations and damages incurred or paid by any of them that would not have been sustained, incurred or paid if all of the representations and warranties set forth in Section 4 hereof had been true and correct.
          6. Release and Waiver.
     The Rolling Participant does hereby forever release, discharge and acquit Newco and the Company (as the Surviving Corporation) from all claims, demands, obligations and liabilities, whenever arising out of, connected with or relating to, the Old West Shares, Company Stock Options and Old West Share Units, and the cancellation thereof; provided, however, that such release and waiver does not extend to claims, demands, obligations and liabilities arising out of: (a) this Agreement (including the New West Shares, the Substitute Options and the New West Share Units issued to the Rolling Participant), (b) the Recapitalization Agreement, (c) the Stockholder Agreement, (d) the Registration Rights Agreement and (e) any other agreement executed by the Rolling Participant and Newco or the Surviving Corporation upon or after the Closing under the Recapitalization Agreement (collectively, the “Transaction Documents”). Except as set forth in the Transaction Documents, the Rolling Participant acknowledges and agrees that he or she does not have any right to acquire any (i) shares of capital stock or other voting securities of the Company or any of its respective affiliates, subsidiaries, predecessors or successors (collectively, the “Subject Entities”), (ii) securities of any Subject Entity convertible into or exchangeable for shares of capital stock or voting securities of any Subject Entity, (iii) subscriptions, options, warrants or other rights to acquire from any Subject Entity any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Subject Entity or (iv) “phantom” stock, “phantom” stock rights, stock appreciation rights, restricted stock awards, dividend equivalent awards, or other stock-based awards or rights pursuant to which the Rolling Participant may become entitled to receive any payment or other consideration or value based upon, relating to, or valued by reference to, the dividends paid on the capital stock of any Subject Entity or the revenues, earnings or financial performance or stock performance of any Subject Entity.
          7. General Provisions.
     (a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
     (b) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
     (c) Counterparts. This Agreement may be executed in separate counterparts (including, without limitation, by means of telecopied signature pages), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
     (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Rolling Participant, Newco and the Company, and their respective successors and assigns; provided that the rights and obligations of the Rolling Participant under this Agreement shall not be assignable without the prior written consent of Newco and the Company or their respective successors.
     (e) Choice of Law. The law of the State of Delaware will govern all questions concerning the relative rights of the Company and the Rolling Participant.
     (f) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including, without limitation, attorneys’ fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

     (g) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of Newco, the Company, and the Rolling Participant.
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Signature Page and Schedule I and Exhibits follow.

     IN WITNESS HEREOF, the parties hereto have executed this Rollover Agreement on the date first written above.

WEST CORPORATION

By

Name:
Title:

ROLLING PARTICIPANT

Acknowledged and Approved:
OMAHA ACQUISITION CORP.

By

Name:
Title:
[Signature Page to Rollover Agreement]